Execution Copy

Exhibit 10.1

WAIVER

This Waiver (“Waiver”) is entered into as of March 30, 2009 by and among Select Comfort Corporation (the “Company”), Select Comfort Retail Corporation, the other financial institutions signatory hereto (the "Lenders"), JPMorgan Chase Bank, National Association, as Administrative Agent and Bank of America, N.A., as Syndication Agent.

RECITALS

A.           The Company, the Subsidiary Borrowers, the Administrative Agent and the Lenders are party to that certain Credit Agreement dated as of June 9, 2006, as amended pursuant to Amendment No. 1 to Credit Agreement dated as of June 28, 2007, Amendment No. 2 to Credit Agreement dated as of February 1, 2008, Amendment No. 3 to Credit Agreement dated as of May 30, 2008, Amendment No. 4 to the Credit Agreement dated as of December 2, 2008, Amendment No. 5 to the Credit Agreement dated as of January 2, 2009, Amendment No. 6 to the Credit Agreement dated as of January 15, 2009. Amendment No. 7 to the Credit Agreement dated as of January 31, 2009 and Amendment No. 8 to the Credit Agreement dated as of February 28, 2009 (the “Credit Agreement”).  Unless otherwise specified herein, capitalized terms used in this Waiver shall have the meanings ascribed to them by the Credit Agreement.

B.           The Company has requested that the Administrative Agent and the Lenders grant a limited waiver with respect to the Credit Agreement.

C.           The Administrative Agent and the undersigned Lenders are willing to grant such waiver on the terms and conditions set forth below.

Now, therefore, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

1.           Limited Waiver.  Upon satisfaction of the conditions to effectiveness set forth in paragraph 3 below, the Administrative Agent and the Lenders signatory hereto hereby waive the requirement that the Company (i) deliver its audit for fiscal year 2008 under Section 5.01(a) of the Credit Agreement without a "going concern" qualification or exception, (ii) comply with the financial covenant set forth in Section 6.09 of the Credit Agreement for the respective fiscal periods ending on or about December 31, 2008 through March 31, 2009, (iii) comply with the financial covenant set forth in Section 6.10 of the Credit Agreement for the fiscal period ending on or about March 31, 2009, and (iv) comply with the financial covenant set forth in Section 6.12 of the Credit Agreement for the fiscal period ending on or about December 31, 2008, provided such waivers in each case shall expire at 5 p.m. on April 18, 2009, at which time the terms and provisions of Sections 6.09, 6.10, and 6.12 of the Credit Agreement shall be effective with the same force and effect under the Credit Agreement as if such waivers had not been given.

2.           Representations and Warranties of the Company.  The Company represents and warrants that:

(a)           The execution, delivery and performance by the Company of this Waiver has been duly authorized by all necessary corporate action and this Waiver is a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and (ii) general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b)           Each of the representations and warranties contained in the Credit Agreement and the other Credit Documents is true and correct in all material respects on and as of the date hereof as if made on the date hereof (except any such representation or warranty that expressly relates to or is made expressly as of a specific earlier date, in which case such representation or warranty shall be true and correct with respect to or as of such specific earlier date).

(c)           After giving effect to this Waiver, no Default has occurred and is continuing.

3.           Effective Date.  This Waiver shall become effective upon receipt by the Administrative Agent of (i) duly executed pdf counterparts of this Waiver from the Company, Select Comfort Retail Corporation and the Required Lenders, (ii) a duly executed pdf counterpart of the Reaffirmation of Guaranty in the form attached hereto as Exhibit A executed by each of the Subsidiary Guarantors, (iii) the financial statements and other documents deliverable under Section 5.01 of the Credit Agreement for the Company's 2008 fiscal year, to the extent not previously delivered, and (iv) payment of all fees and out-of-pocket costs and expenses of its counsel and the financial advisor retained by its counsel invoiced through the date hereof.

4.           Reference to and Effect Upon the Credit Agreement.

(a)           Except as specifically amended above, the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed.

(b)           The execution, delivery and effectiveness of this Waiver shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Credit Document, nor constitute a waiver of any provision of the Credit Agreement or any Credit Document, except as specifically set forth herein.  Upon the effectiveness of this Waiver, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

5.           Release of Claims and Waiver.  Each of the Company and each of its Subsidiaries hereby releases, remises, acquits and forever discharges each of the Lenders and such Lender's employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Waiver, the Collateral, the Loans, the Credit Agreement, or the other Credit Documents (all of the foregoing hereinafter called the "Released Matters").  Each of the Company and each of its Subsidiaries acknowledges that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. Each of the Company and each of its Subsidiaries represents and warrants to the Lenders that it has not purported to transfer, assign or otherwise convey any right, title or interest of the Company in any Released Matter to any other person and that the foregoing constitutes a full and complete release of all Released Matters.

6.           Costs and Expenses. The Company hereby affirms its obligations under Section 9.03 of the Credit Agreement to reimburse the Administrative Agent for all reasonable costs and out-of-pocket expenses paid or incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Waiver, including but not limited to the reasonable fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.

7.           Governing Law.  This Agreement shall be construed in accordance with and governed by the law of the State of New York (without regard to conflict of law provisions thereof).

8.           Headings.  Section headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purposes.

9.           Counterparts.  This Waiver may be executed in any number of pdf counterparts, and each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Waiver as of the date and year first above written.

SELECT COMFORT CORPORATION, as a Borrower

By           /s/ James C. Raabe
Name:     James C. Raabe
Title:       CFO

SELECT COMFORT RETAIL CORPORATION

By           /s/ James C. Raabe
Name:     James C. Raabe
Title:       CFO

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, individually, as
Administrative Agent and as Collateral Agent

By           /s/ Patricia S. Carpen
Name:     Patricia S. Carpen
Title:       Vice President

BANK OF AMERICA, N.A., individually and as Syndication Agent

By           /s/ Lynn D. Simmons
Name:     Lynn D. Simmons
Title:       Senior Vice President

CITICORP USA, INC., as a Lender

By
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By           /s/ Troy Jefferson
Name:     Troy Jefferson
Title:       Vice President

BRANCH BANKING AND TRUST CO., as a Lender

By           /s/ Troy Weaver
Name:     Troy Weaver
Title:       Senior Vice President

EXHIBIT A

REAFFIRMATION OF GUARANTY

The undersigned hereby acknowledges receipt of a copy of the Waiver, dated as of March 30, 2009, and reaffirms its obligations under the Subsidiary Guaranty dated as of June 9, 2006 in favor of JPMorgan Chase Bank, National Association, as Administrative Agent, and the Lenders (as defined in the Waiver).

Dated as of March 30, 2009

SELECT COMFORT RETAIL CORPORATION

By           /s/ James C. Raabe
Name:     James C. Raabe
Title:       CFO